Exhibit 21.1

NOBILIS HEALTH CORP. SUBSIDIARIES

As of August 24, 2015

Name of subsidiary	Jurisdiction of Formation
Northstar Healthcare Holdings, Inc.	Delaware
Northstar Healthcare Acquisitions, LLC	Delaware
Northstar Healthcare Subco, LLC	Delaware
Northstar Healthcare Northwest Houston Management, LLC	Texas
First Nobilis, LLC	Texas
Northstar Healthcare Management Company, LLC	Texas
Northstar Healthcare Surgery Center-Scottsdale, LLC	Arizona
Northstar Healthcare Dallas Management, LLC	Texas
NHC ASC – Dallas, LLC	Texas
Central Dallas Surgery Center, LLC	Texas
Southwest Freeway Surgery Center, LLC	Texas
First Nobilis Hospital Management	Texas
First Nobilis Hospital, LLC	Texas
First Nobilis Surgical Center, LLC	Texas
Nobilis Health Network, Inc.	Texas
Northstar Healthcare Limited Partner, LLC	Delaware
Northstar Healthcare General Partner, LLC	Delaware
Victory Medical Center Houston, L.P.	Texas
The Palladium for Surgery Houston, LTD.	Texas
Medical Ambulatory Surgical Suites, L.P.	Texas
The Palladium for Surgery-Dallas, LTD.	Texas
Microsurgery Institute LLC	Texas
Houston Microsurgery Institute, LLC	Texas
Nobilis Health Marketing, LLC	Texas
Athas Health, LLC	Texas
Athas Administrative, LLC	Texas
Athas Holdings, LLC	Texas
Peak Surgeon Innovations, LLC	Texas
Peak Neuromonitoring Management, LLC	Texas
Peak Neuromonitoring Associates-Texas II, LLC	Texas
Peak Neuromonitoring Associates-Louisiana, LLC	Texas
Peak Neurmonitoring Associates-Florida, LLC	Texas
Peak Neurmonitoring Associates-Ohio, LLC	Texas
Peak Neurmonitoring Associates-Michigan, LLC	Texas
Nobilis Surgical Assist, LLC	Texas
Southwest Houston Surgical Assist, LLC	Texas
Marsh Lane Surgical Hospital, LLC	Texas